Exhibit 99.1

LifeVantage Appoints Darlene R. Walley Ph.D. as New Chief Science Officer

Company Expands Research and Product Development for Future Growth Opportunities

Salt Lake City, UT, October 12, 2012, LifeVantage Corporation (NASDAQ: LFVN), a company dedicated to helping people achieve healthy living through a combination of a compelling business opportunity and scientifically validated products, including its patented dietary supplement Protandim®, the Nrf2 Synergizer®, today announced Darlene R. Walley, Ph.D. will serve as the Company’s new Chief Science Officer.

Dr. Walley will directly oversee the expansion of the Company’s research and development as it seeks to expand its offering of scientifically validated research-backed products. Prior to joining LifeVantage, Dr. Walley was founder and president of DRW Consulting, a firm specializing in assisting large and small companies in bringing new products to market. Her clients spanned the nutraceutical, pharmaceutical and biotechnology industries. In addition, Dr. Walley has led research and development teams at Procter & Gamble, as Senior Director of Research and Development at Church & Dwight, and as Vice President of Research and Development at Gillette. Dr. Walley has a Ph.D. in Chemistry from the University of Cincinnati and a B.A. in Chemistry from Case Western Reserve.

In connection with Dr. Walley’s appointment, the Company also announced today that Dr. Joe McCord will continue to work with the Company to champion third-party peer reviewed studies of the Company’s flagship product Protandim and to educate the increasing number of independent distributors on the advancement of Nrf2 science. Dr. McCord will remain a key member of the Company’s Scientific Advisory Board, which will be led by Dr. Walley.

“We are excited to have Darlene leading our research and development team and believe her strong background in bringing products to market combined with our leading position in Nrf2 science will enable us to expand our healthy living product offerings,” said Douglas C. Robinson, President and CEO. “We want to thank Dr. McCord for his leadership as our Chief Science Officer and his enduring legacy with Protandim and are grateful that he will continue to champion Protandim in the scientific community as well as with our independent distributors on our behalf.”

“LifeVantage is a fast-growing company with many opportunities, and I am eager to be a strategic member of the team,” stated Darlene Walley. “I plan to utilize my background with nutraceutical and cosmeceutical product development to bring new products to market and strengthen the scientifically validated products available to LifeVantage global consumers.”

About LifeVantage Corporation

LifeVantage Corporation (NASDAQ: LFVN), a leader in Nrf2 science and the maker of Protandim®, the Nrf2 Synergizer® patented dietary supplement, is a science based nutraceutical company. LifeVantage is dedicated to visionary science that looks to transform wellness and anti-aging internally and externally with products that dramatically reduce oxidative stress at the cellular level. The Company was founded in 2003 and is headquartered in Salt Lake City, UT.

Forward Looking Statements

This document contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting optimism and satisfaction with current prospects, as well as words such as “believe,” “plan to,” “look forward to,” “should” and variations thereof, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Examples of forward-looking statements include, but are not limited to, statements we make regarding our anticipated product line expansion. Such forward-looking statements are not guarantees of performance and the Company’s actual results could differ materially from those contained in such statements. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future events affecting the Company and involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. These risks and uncertainties include, among others, the Company’s inability to successfully expand our operations in existing and other markets and thereafter manage our growth; the Company’s ability to retain independent distributors or to attract new independent distributors on an ongoing basis; the Company’s ability to expand its product offerings; violations of law or our procedures by the Company’s independent distributors; the potential for third-party and governmental actions involving the Company’s network marketing efforts; the potential for product liability claims against the Company; the risk that government regulators and regulations could adversely affect the Company’s business; future laws or regulations may hinder or prohibit the production or sale of the Company’s existing product and any future products; unfavorable publicity could materially hurt the Company’s business; the Company’s ability to access raw materials for its Products as it grows; and the Company’s ability to protect its intellectual property rights and the value of its product. These and other risk factors are discussed in greater detail in the Company’s Annual Report on Form 10-K and its Quarterly Report on Form 10-Q under the caption “Risk Factors,” and in other documents filed by the Company from time to time with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this document. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this document, except as required by law.

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John Mills (310) 954-1105

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